                                                                 Exhibit 10.12.4

                     FOURTH ANMENDMENT TO LICENSE AGREEMENT

         This Fourth Amendment to License Agreement is dated effective as of December 3, 2004 and is made by and between Emerson Radio Corp. ("Licensor") and Funai Corporation, Inc. ("Licensee").

         WHEREAS, Licensor and Licensee are parties to that License Agreement dated effective January 1, 2001, as amended (collectively, the "Agreement"); and

         WHEREAS, the parties hereto wish to amend the Agreement.

         NOW, THEREFORE, the parties agree to the following:

         1. Amendment of Section 3 of the Agreement. Section 3 of the Agreement shall be amended to read in full as follows:

                  "(a) Subject to the earlier expiration or termination of this Agreement as provided in Section 9 or otherwise, this Agreement shall be effective as of the Effective Date and expire as of the close of business on December 31, 2006 ("Initial Term"). The parties agree that each September, beginning September 2005, they shall meet and discuss a one-year extension of the then expiration date of the Agreement, and the minimum royalties and gross sales projections for any such extended term, provided (i) Licensee has paid to Licensor all Royalties and Minimum Royalties payable for each Contract Year as set forth herein on Third Amended Exhibit C of this Agreement, and (ii) Licensee has satisfied and/or complied with all of its obligations hereunder. Each successive renewal period shall hereinafter be referred to as a "Renewal Term." "Initial Term" and "Renewal Term" shall collectively be referred to as "Term".

         "(b) Notwithstanding any language herein to the contrary, should the parties not agree pursuant to Section 3(a) herein of an extension of the then expiration date of the Agreement or should the Agreement terminate, if at least one hundred twenty (120) days prior to the actual date of expiration or termination of this Agreement Licensor shall receive an offer from a third party for a license to use the Trademark on the Goods in the Territory, then in such case Licensor shall within ten (10) days thereafter notify Licensee in writing if it wishes to be granted by Licensor a license to use the Trademark on the Goods in the Territory pursuant to the same terms and conditions as those stated in such third party's offer. If Licensee so notifies Licensor in writing within thirty (30) days of its receipt of such notice that it is exercising such right of first refusal, then Licensor and Licensee shall enter into a formal written agreement signed by both parties and Licenser shall not grant such license to such third party or any other party, if Licensee does not timely notify Licensor that it is exercising such right of first refusal, then Licensor shall have the right to accept such offer from such third party and Licensee shall no longer have any rights pursuant to this Section 3(b), except that if Licensor shall in such case not agree to such offer from such third party, then Licensee's rights pursuant to this Section 3(b) shall continue to exist."

         2. Capitalized Terms. All capitalized terms not defined herein shall have the same meaning as in the Agreement.

         3. Counterparts. This Fourth Amendment and any future amendments may be executed in several counterparts that together shall constitute but one and the same document.

         4. All Other Provisions of the Agreement. All other provisions of the Agreement not amended herein shall continue to have their full force and effect.

         IN WITNESS WHEREOF, this Fourth Amendment has been executed by the duly authorized representative of each party effective as of the date first set forth above.


EMERSON RADIO CORP.                                   FUNAI CORPORATION, INC.
"Licensor"                                            "Licensee"

By:  /s/ John J. Raab                                 By: /s/ Takeshi Ito
    -----------------------                               ---------------------
Name: John J. Raab                                    Name: Takeshi Ito

Title: COO/Senior                                     Title: President
       Executive Vice President


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